Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in the Prospectus constituting a part of this Registration Statement on Form S-1, of our report dated January 30, 2024, relating to the consolidated financial statements of Nano Nuclear Energy, Inc. as of and for the year ended September 30, 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ WithumSmith+Brown, PC

New York, New York
October 21, 2024